Exhibit 5.3
Advocaten Notarissen Belastingadviseurs

Syngenta Finance N.V. Postbus 2 1600 AA ENKHUIZEN The Netherlands	125 Old Broad Street, 17th Floor London EC2N 1AR T +44 20 7374 0086 F +44 20 7562 4360

Date 16 November 2011	E. Meyer Swantee Advocaat
Our ref. M11310431/1/91006627

Dear Sir/Madam,
Syngenta Finance N.V. (the "Dutch Issuer")
Shelf registration under the U.S. Securities Act, as amended, of debt securities guaranteed by the Guarantor (as defined in more detail below, the "Registration")

1	Introduction

I act as Dutch legal adviser (advocaat) to the Dutch Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a)	the form of the Indenture;

(b)	the forms of the Securities as included in the Indenture; and

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

(c)	the Registration Statement.

3.2	A copy of:

(a)	the Dutch Issuer's deed of incorporation including its articles of association, as provided to me by the Chamber of Commerce; and

(b)	the Trade Register Extract.

3.3	A copy of each Corporate Resolution.

In addition, I have obtained the following confirmations on the date of this opinion:

3.4	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.5

(a)	Confirmation by telephone from the court registry of the District Court of the place where the Dutch Issuer has its corporate seat, derived from that Court's Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Dutch Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

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(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in this opinion is true.

(d)
(i)	The Indenture will have been entered into;

(ii)	all Securities will have been issued; and

(iii)	the Registration Statement has been filed with the SEC;

in a form referred to in this opinion (in the case of the Securities and the Indenture, without material deviation).

4.2

(a)	Each Corporate Resolution has been validly passed and remains in full force and effect without modification.

(b)	The issue by the Dutch Issuer of the Securities will have been validly authorised in accordance with the Dutch Issuer's articles of association at the time of authorisation.

4.3

(a)	The Indenture is within the capacity and powers of, and will have been validly authorised and entered into by, each party other than the Dutch Issuer.

(b)	All Securities:

(i)	are within the capacity and powers of each party other than the Dutch Issuer; and

(ii)	will have been validly issued and accepted by each party.

(c)	Where required, the Securities will have been validly authenticated in accordance with the Indenture.

(d)	The Indenture will have been signed on behalf of the Dutch Issuer by its managing directors in accordance with its articles of association.

4.4	Under New York Law by which the Indenture and the Securities are expressed to be governed:

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(a)	when validly signed by all the parties, the Indenture and the Securities are valid, binding on and enforceable against each party; and

(b)	the choice of New York Law as the governing law of the Indenture and the Securities applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction Clause.

4.5
No Security qualifies as a game or wager (spel of weddingschap) within the meaning of Section 7A:1825 CC and no issue of Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.6

(a)
(i)
All Securities offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are and will be so offered in accordance with the FMSA and, to the extent applicable, the Offer Regulations.

(ii)	No Securities have been, are or will be admitted to trading on a regulated market in the Netherlands.

(b)
At the time when it disposed or disposes of any Securities in the context of any offer of Securities, the Dutch Issuer did or does not possess inside information (voorwetenschap) in respect of the Dutch Issuer, the Guarantor or the trade in the relevant Securities.

4.7	The Dutch Issuer complies with Section 3:2 FMSA and therefore does not require a banking licence pursuant to that Act.

4.8	The Indenture will have been entered into, and all Securities will have been issued, on an arm's length basis.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Dutch Issuer has been incorporated and exists as a limited liability company (naamloze vennootschap).

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5.2

(a)	The Dutch Issuer has the corporate power to enter into and perform the Indenture and to issue and perform the Securities.

(b)	The Dutch Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

5.3	The entry into and performance of the Indenture and the issue and performance of the Securities by the Dutch Issuer do not violate Dutch law or the Dutch Issuer's articles of association.

5.4
The choice of New York Law as the governing law of the Indenture and the Securities is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Dutch Issuer of the Indenture and the Securities.

5.5

(a)	In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Dutch Issuer of the Jurisdiction Clause.

(b)
A judgment rendered by a New York Court will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York Court which is enforceable in the State of New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

5.6
The statements in the prospectus included in the Registration Statement under the heading "Taxation – Taxation in the Netherlands", to the extent that they are statements as to Dutch tax law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

6.1
This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

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6.2	The recognition of New York Law as the governing law of the Indenture and the Securities:

(a)
will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture was entered into or the Securities were issued (other than the choice of New York Law as the governing law of the Indenture or the Securities, as applicable) are located in one or more Member States of the European Union;

(b)
(i)	will not restrict the application of the overriding provisions of Dutch law; and

(ii)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose "overriding provisions" are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)
will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	The enforcement in the Netherlands of the Indenture and the Securities is subject to Dutch rules of civil procedure.

6.4	The enforceability of the Indenture and the Securities may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5	To the extent that Dutch law applies, any provision that the holder of a Security may be treated as its absolute owner may not be enforceable under all circumstances.

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6.6
To the extent that Dutch law applies, title to a Security may not pass if (i) the Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.8	Any provision in the Indenture to the effect that:

(a)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Securities without any need to make those holders party to the proceedings;

(b)	no holder of any Security may institute proceedings with respect to the Securities (including for the appointment of a receiver or trustee) other than within the limits set out in the Indenture;

(c)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment of final decree and may enforce the same; or

(d)	the Trustee may enforce any Security without producing it;

may not be enforceable.

6.9	In proceedings in a Dutch court for the enforcement of the Indenture or any Security, the court may mitigate amounts due in respect of litigation and collection costs.

6.10
To the extent that any provision of the Indenture or the Securities are general conditions within the meaning of Section 6:231 CC, a holder of a Security may nullify (vernietigen) that provision if (i) the Dutch Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or the Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Security is a natural person not acting in the conduct of a profession or trade. A substitution provision such as set out in Section 8.03 of the Indenture might fall within the scope of Section 6:236 CC.

6.11
If any Security has been signed on behalf of the Dutch Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Security and its authentication and issue, a duly authorised representative of the Dutch Issuer, enforcement of the Security in a Dutch court may require that the holder of the Security submit a copy of the Indenture.

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6.12
To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.13
Bearer zero coupon debt securities and other debt securities which qualify as savings certificates as defined in the Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of the issuer of those debt securities or a Member of Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act (including registration requirements). However, no such intermediary services are required in respect of (i) the initial issue of those debt securities to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those debt securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

6.14

(a)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15	I do not express any opinion on:

(a)	any right, or the consequences of exercising any right, to convert a Security into another instrument;

(b)
the validity of any substitution, any form of transfer of contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 8 of the Indenture or any other in rem matters; or

(c)	any taxation matters, except for paragraph 5.6.

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7	Reliance

7.1
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2
Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Dutch Issuer may:

(a)	file this opinion as an Exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading "Legal Matters" in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek London B.V.

/s/ E. Meyer Swantee
E. Meyer Swantee

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Annex – Definitions

Part 1 - General

In this opinion:

"CC" means the Civil Code (Burgerlijk Wetboek).

"Chamber of Commerce" means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Dutch Issuer has its principal place of business.

"Corporate Resolution" is defined in part 2 (Dutch Issuer) of this Annex.

"De Brauw" means De Brauw Blackstone Westbroek London B.V.

"Dutch Issuer" is defined in part 2 (Dutch Issuer) of this Annex.

"Dutch law" means the law directly applicable in the Netherlands (and "Dutch tax law" has the corresponding meaning).

"FMSA" means the Financial Markets Supervision Act (Wet op het financieel toezicht).

"Guarantor" means Syngenta AG.

"Indenture" means the form of indenture providing for issuance of senior debt securities in series filed as exhibit 4.1 to the Registration Statement between the Dutch Issuer, the Guarantor and the Trustee.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

"Jurisdiction Clause" means Section 1.14 of the Indenture.

"New York Court" means any federal or state court in the Borough of Manhattan, The City of New York.

"New York Law" means the laws of the State of New York.

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"Offer Regulations" means:

(a)
Commission Regulation (EC) No 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the format, incorporation by reference and publication of such prospectuses and dissemination of advertisements; and

(b)
Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilisation of financial instruments.

"Registration" means the registration of the Securities with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form F-3 dated 16 November 2011 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"Rome I Regulation" means Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities" means any debt securities issued under the Indenture and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the provisions of those Securities.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" is defined in part 2 (Dutch Issuer) of this Annex.

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

"Trustee" means The Bank of New York Mellon.

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Part 2 – Dutch Issuer

In this opinion:

"Corporate Resolution" means each of:

(a)	a written resolution of the Dutch Issuer's managing board (directie) dated 27 October 2011;

(b)	a written resolution of the Dutch Issuer's stated sole shareholder Syngenta Treasury N.V. dated 27 October 2011.

"Dutch Issuer" means Syngenta Finance N.V., with corporate seat in Amsterdam.

"Trade Register Extract" means a Trade Register extract relating to the Dutch Issuer provided by the Chamber of Commerce and dated 15 November 2011.

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